SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2002

Caterpillar Financial Services Corporation
(Exact name of registrant as specified in its charter)

333-97047
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	37-1105865 (I.R.S. Employer Identification No.)

2120 West End Avenue
Nashville, Tennessee 37203-0001
(Address of principal executive offices, with zip code)

(615) 341-1000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events.

     On November 15, 2002, Caterpillar Financial Services Corporation (the “Company”) entered into a Terms Agreement with Banc of America Securities LLC, J.P. Morgan Securities, Inc., Fleet Securities, Inc., HSBC Securities (USA) Inc. and Wachovia Securities, Inc., which incorporates by reference that certain Distribution Agreement, dated August 15, 2002, by and between the Company and the agents named therein, in connection with the issue and sale by the Company of $75,000,000 aggregate principal amount of its 3.751% Notes due November 30, 2007. A copy of the Terms Agreement, together with the Distribution Agreement attached as Schedule A thereto, is being filed herewith as an exhibit to the Company’s registration statement on Form S-3, file no. 333-97047.

Item 7.	Exhibits.

1.1	Terms Agreement, dated November 15, 2002, between Caterpillar Financial Services Company and Banc of America Securities LLC, J.P. Morgan Securities Inc., Fleet Securities, Inc., HSBC Securities (USA) Inc. and Wachovia Securities, Inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caterpillar Financial Services Corporation

Date: November 20, 2002	By:	/s/ Paul J. Gaeto Paul J. Gaeto Secretary

EXHIBIT INDEX

Exhibit Number	Description

1.1	Terms Agreement, dated November 15, 2002, between Caterpillar Financial Services Company and Banc of America Securities LLC, J.P. Morgan Securities Inc., Fleet Securities, Inc., HSBC Securities (USA) Inc. and Wachovia Securities, Inc.